Exhibit 99.1

[COSI LOGO]
SIMPLY GOOD TASTE

                        Cosi Reports Third Quarter Sales

DEERFIELD, Ill., October 18, 2006 -- Cosi, Inc. (Nasdaq: COSI), the premium convenience restaurant company, today reported that new restaurant openings contributed to 7.0% growth in total revenues for the third quarter ended October 2, 2006. Total revenues for the quarter were $33.0 million compared to $30.8 million in the 2005 quarter. Company-owned net restaurant revenues grew 6.4% in the quarter to $32.8 million, compared to $30.8 million in the previous year's quarter. Franchise fees and royalty revenues added $195,000 for the quarter compared to $25,000 in the 2005 quarter.

Difficult macro economic factors affecting much of the restaurant industry adversely impacted Cosi's comparable restaurant sales in the third quarter of 2006. Restaurants in operation for more than 15 months recorded an aggregate 4.2% sales decline from the 2005 third quarter. Cosi noted that while customer satisfaction remained at industry leading levels and new guests grew 3% in comparable restaurants, customer frequency declined in the quarter.

Due to the margin impact of the comparable sales decline and 14 new company-owned restaurants in their first quarter operation ramp up, Cosi expects a third quarter loss per share of approximately ($0.05), excluding the effect of stock-based compensation expense. Given the expected third quarter performance, the Company also revised 2006 full year guidance to an expected range between ($0.09) and ($0.11) loss per share, excluding the effect of stock-based compensation expense.

Kevin Armstrong, Cosi's President and Chief Executive Officer, stated, "Cosi has responded to the difficult consumer environment of the third quarter by concentrating on marketing initiatives designed to drive more frequent guest visits and new food and beverage offerings that are consistent with Cosi's distinct, high quality heritage. Importantly, we are adhering to our strict cost disciplines while continuing to execute our growth plans. We have seen some early, encouraging signs for rebounding consumer demand in recent weeks, but we believe it is prudent to maintain a cautious outlook for the remainder of the year."

Development Update

Cosi said that 17 company-owned locations have opened year-to-date, including 14 of the 18 locations previously identified as the 2006 development goal. The remaining locations are under construction and expected to open this year.

In addition, two franchised locations were opened in the third quarter for a total of eight franchise locations in operation. Development continues on the remaining 17 franchise locations in the 2006 goal. Of the 17 additional locations, Cosi expects eight to be open by the end of the year with the remaining nine under construction or in training. These restaurants are all projected to open in the first quarter of 2007. The company added that it currently has secured commitments from 27 franchise area developers for 296 Cosi restaurant locations. These location commitments include 45 new restaurants scheduled to open in 2007.

Currently, there are 109 company-owned locations and eight franchise locations, 31 of which employ the new generation design, which is proving that its enhanced service format in a tasteful contemporary environment creates high customer appeal, an improved operational design, and strong unit return economics.

Third Quarter 2006 Teleconference and Webcast Information

Members of Cosi's senior management team will host a teleconference and webcast at 8:30 a.m. ET on Wednesday, November 8th to discuss the Company's third quarter 2006 financial results.

To participate in the teleconference, investors and analysts are invited to call 800-299-7928 in the U.S., or 617-614-3926 outside of the U.S., and reference participant code 54054155. The conference call will also be webcast simultaneously by accessing http://investors.getcosi.com/.

A replay will be available following the call until 12:00 AM ET on November 15, 2006. To access the replay, call 888-286-8010 in the U.S., or 617-801-6888 outside of the U.S., and reference the code 98729920.

About Cosi

Cosi ( http://www.getcosi.com ) is the premium convenience restaurant that offers breakfast, lunch, afternoon coffee, dinner and dessert menus full of creative, fresh, flavorful foods and beverages. Cosi has developed featured foods that are built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants.

The Cosi menu features Cosi sandwiches, freshly tossed salads, Cosi Melts, soups, Cosi bagels, pizzas, S'mores and other desserts, and a wide range of coffee beverages. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a tasteful, relaxed place that always provides a fresh and new dining experience. The Cosi vision is to become America's favorite premium convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

Cosi currently operates 109 Company-owned and eight franchise restaurants in sixteen states, including California, Connecticut, Florida, Illinois, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, New Jersey, New York, Ohio, Pennsylvania, Virginia, Washington, Wisconsin, and the District of Columbia.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends;+- expansion into new markets; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build-out of restaurants; our ability to attract and retain qualified franchisees; the availability and cost of additional financing, both to fund our existing operations and to open new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; the reliability of our customer and market studies; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

 Additional information is available free of charge on the Company's website at
            http://www.getcosi.com in the investor relations section.


CONTACT:

Media
Adam Weiner
Kekst and Company
(212) 521-4800

Investors
William Koziel
or
Brien Gately
Cosi, Inc.
(847) 597-8800